UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 17, 2019

Constellation Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38584	26-1741721
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 First Street, Suite 200 Cambridge, Massachusetts		02142
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 714-0555

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CNST	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On June 17, 2019, Constellation Pharmaceuticals, Inc. (the “Company”) entered into a Fifth Amendment to Lease (the “Lease Amendment”) with ARE-MA Region No. 38, LLC (the “Landlord”), amending the Lease Agreement, dated as of February 5, 2010, by and between the Company and the Landlord, as amended (the “Lease”). The Lease applies to premises originally leased by the Company (the “Original Premises”) and premises subsequently leased by the Company in September 2018 (the “Expansion Premises,” and together with the Original Premises, the “Entire Premises”). The Lease Amendment extends the term of the Lease covering the Entire Premises until June 30, 2023.

The Lease Amendment increases the monthly base rent for the Original Premises to $245,085.75 commencing on July 1, 2020. The monthly base rent for the Original Premises will increase by three percent on each July 1 thereafter. After March 1, 2022, the monthly base rent for the Expansion Premises will increase to $77,255.21 and will further increase by three percent on each March 1 thereafter.

The Lease Amendment also provides for a tenant improvement allowance of up to a total of $544,635 for the Original Premises.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTELLATION PHARMACEUTICALS, INC.

Date: June 19, 2019	By:	/s/ Emma Reeve
	Name:	Emma Reeve
	Title:	Chief Financial Officer